EXHIBIT 99.1

Barnes & Noble Education Acquires Student Brands
Direct-to-Student Offering Expands BNED’s Digital Portfolio
Financially Accretive Transaction Benefits Support Growth Strategy
Enhances Both BNED’s and Student Brands’ Market Reach
BASKING RIDGE, N.J. - August 4, 2017 - Barnes & Noble Education, Inc. (NYSE: BNED) (“the Company” or “BNED”), a leading provider of educational products and services solutions for higher education and K-12 institutions, announced today that it has completed the acquisition of Student Brands, a leading direct-to-student subscription-based writing skills services business, for $58.5 million in cash.
Student Brands is an education technology company that operates multiple direct-to-student businesses focused on Study Tools, Writing Help, and Literary Research, all centered around assisting students with the writing process. Student Brands has a substantial and growing community of online learners, with over 20 million unique monthly users across its digital properties, which include 123HelpMe.com, Bartleby.com and StudyMode.com in the United States and TrabalhosFeitos.com, Etudier.com and Monografias.com in Brazil, France and Mexico, respectively. Student Brands utilizes deep data analytics and artificial intelligence to drive its proprietary content management system, the Content Brain. The Content Brain sifts through millions of pieces of content and provides the best answer for virtually any assignment a student is tackling. Student Brands generates revenue predominantly through its subscription-based services and digital advertisements.
Kanuj Malhotra, Chief Operating Officer, Digital Education, Barnes & Noble Education, said: “The acquisition of Student Brands enables BNED to maintain and expand our leadership position in the distribution and provision of educational services and content. The lack of writing proficiency is one of the most significant challenges in our education system, and Student Brands provides a significant opportunity to serve this market with solutions that improve student performance.  BNED serves one in four higher education students every year, and through our recent acquisition of MBS, we have expanded our market reach to even more students in both higher education and K-12. The addition of Student Brands and its nearly 100,000 subscribers will enable us to offer products and services directly to our current student base and beyond.”
Transaction Benefits
The transaction builds on the Company’s strong growth momentum in digital learning, and will further enhance its ability to support partner schools’ retention efforts by helping students and teachers embrace technology tools that improve writing proficiency. The experienced management team at Student Brands provides deep online and customer monetization experience. BNED serves more than six million students, as well as parents and alumni. With this acquisition, BNED extends its industry-leading reach and deepens its relationships with students and faculty by adding a direct-to-student digital channel. By leveraging the BNED footprint among students and faculty, K-12 schools and higher education institutions, Student Brands will have substantially more opportunities to market the services students need to improve performance in the classroom and secure jobs after graduation.
“We help millions of students every month with the critical skills that they need to succeed - whether it’s writing a paper for class or drafting a college application essay. As student demand for extra help with writing and study tools continues to grow, we are delighted to be joining forces with a company whose scale, resources and expertise will help drive further innovation in our products and expand our addressable market,” said Thomas Swalla, Chief Executive Officer, Student Brands. “Barnes & Noble Education shares our mission to provide students with innovative solutions to solve a growing range of academic challenges. We are confident that this is an ideal combination and we are thrilled to begin working with our new colleagues.”
Market Opportunity
Writing proficiency is one of the most critical skills needed by graduates across all industries, and students in the U.S. spend more than $3 billion dollars annually on remedial education, including remedial writing instruction1. The writing proficiency deficit is widespread, negatively impacting students, new graduates and employers:

•	82% of high school students and 96% of college students require extra help and more than 20 million students consider writing help an ongoing need[2];

•	New graduates are struggling to find work[3] or accept jobs that do not require degrees[4]; and employers are struggling to find qualified graduates to hire[5].
Transaction Details
The Company utilized cash on hand and availability under its current credit facility to finance the acquisition. Student Brands is expected to contribute over $10 million of EBITDA to BNED’s consolidated operation results over the next twelve months. Student Brands has negligible recurring capital expenditures, resulting in strong free cash flow generation.  The acquisition will be accretive to BNED’s EBITDA, Net Income and Cash Flow in FY2018. Additionally, the acquisition is structured to "step up" the tax basis of Student Brands’ assets and is expected to result in significant future tax savings.
Student Brands will operate as a part of BNED’s digital operations and will serve as its initial anchor asset for BNED’s direct-to-student growth strategy. Mr. Swalla will remain CEO of Student Brands and the current Student Brands leadership team will join BNED as full-time employees. Student Brands will retain its offices in Los Angeles, CA and India.

1Complete College America, 2014
2Factworks Survey, May 2016
3Baccalaureate and Beyond Longitudinal Study, 2006-2014, NCES
4Economic Policy Institute, 2015
5National Chronicle of Higher Ed, Employment Perception Survey

Advisors
Cyndx Advisors LLC acted as exclusive financial advisor and Gibson, Dunn & Crutcher, LLP served as legal counsel to Barnes & Noble Education in connection with the transaction. Vaquero Capital LLC acted as exclusive financial advisor and LKP Global Law, LLP served as legal counsel to Student Brands in connection with the transaction.
Conference Call Information
BNED will host an investor call to discuss this transaction on Monday, August 7, 2017, at 10:00 a.m. ET. The conference call can be accessed via a live webcast at www.bned.com/investor or by dialing 888-510-1767 and entering passcode 236805. A replay of the call will be available through Monday, August 14 via webcast at www.bned.com/investor or by dialing 866-375-1919 and entering passcode 9916801. An investor presentation will be posted to the Barnes & Noble Education, Inc. website (www.bned.com/investor) prior to the conference call.
About Barnes & Noble Education, Inc.
Barnes & Noble Education, Inc. (NYSE: BNED), one of the largest contract operators of physical and virtual bookstores for higher education and K-12 institutions across the United States, one of the largest textbook wholesalers, and a leading provider of digital education services, enhances the academic and social purpose of educational institutions. Through its Barnes & Noble

College and MBS subsidiaries, Barnes & Noble Education operates 1,481 physical and virtual bookstores and serves more than 6 million students, delivering essential educational content and tools within a dynamic retail environment. Through LoudCloud, its digital education platform, Barnes & Noble Education offers a suite of digital software, content and services that include predictive analytics, OER courseware, competency-based solutions and a learning management system. Barnes & Noble Education acts as a strategic partner to drive student success; provide value and support to students and faculty; and create loyalty and improve retention, all while supporting the financial goals of college and university partners.
General information on Barnes & Noble Education, Inc. can be obtained by visiting the Company’s corporate website: www.bned.com.
About Student Brands
Student Brands is an education technology company that operates multiple direct-to-student businesses focused on Study Tools, Writing Help, and Literary Research. The Student Brand network of sites provides real tools and answers for students around the globe.  With more than 20 direct-to-student sites in more than 10 countries, Student Brands provides writing and study tools that help millions of students succeed in high school, college, and post-graduate studies.
Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: general competitive conditions, including actions our competitors may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their bookstore operations or change the operation of their bookstores; the general economic environment and consumer spending patterns; decreased consumer demand for our products, low growth or declining sales; the anticipated benefits of the Student Brands acquisition may not be fully realized or may take longer than expected; restructuring of our digital strategy may not result in the expected growth in our digital sales and/or profitability; risk that digital sales growth does not exceed the rate of investment spend; the performance of our online, digital and other initiatives, integration of and deployment of, additional products and services including new digital channels, and further enhancements to Yuzu® and any future higher education digital products, and the inability to achieve the expected cost savings; our ability to successfully implement our strategic initiatives including our ability to identify and execute upon additional acquisitions and strategic investments; technological changes; our international expansion could result in additional risks; our ability to attract and retain employees; changes to payment terms, return policies, the discount or margin on products or other terms with our suppliers; risks associated with data privacy, information security and intellectual property; trends and challenges to our business and in the locations in which we have stores; non-renewal of contracts and higher-than-anticipated store closings; disruptions to our computer systems, data lines, telephone systems or supply chain, including the loss of suppliers; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping service, effects of competition; obsolete or excessive inventory; product shortages; changes in law or regulation; the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations or tax-related proceedings or audits; changes in accounting standards; challenges to running our company independently from Barnes & Noble, Inc. following the Spin-Off; the potential adverse impact on our business resulting from the Spin-Off; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A in our Annual Report on Form 10-K for the year ended April 29, 2017. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.
Contacts
Media:
Barnes & Noble Education, Inc.
Carolyn J. Brown, 908-991-2967
Vice President
Corporate Communications
cbrown@bned.com

Investors:
Barnes & Noble Education, Inc.
Thomas Donohue, 908-991-2966
Vice President
Treasurer and Investor Relations
tdonohue@bned.com